Exhibit 10.3

PLACEMENT AGENCY AGREEMENT

September 4, 2025

Dawson James Securities, Inc.

101 North Federal Highway, Suite 600

Boca Raton, FL 33432

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Nukkleus Inc., a Delaware corporation (the “Company”) and Dawson James Securities, Inc. (“Dawson” or the “Placement Agent”) pursuant to which Dawson shall serve as the placement agent (the “Services”), for the Company, on a reasonable “best efforts” basis, in connection with the proposed offer and private placement of units (each, a “Unit”) consisting of (i) shares of the Company’s Series A convertible preferred stock (the “Series A Preferred Stock”) and (ii) warrants to purchase shares of the Company’s common stock (each, a “Warrant” and together with the Preferred Stock, the “Securities”) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, and Dawson agrees to act as the Company’s exclusive Placement Agent (the “Offering”). The Company and Dawson hereby mutually agree to the terms of the Offering and the Securities, and nothing in this Agreement may be construed to suggest that Dawson would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering. The Company expressly acknowledges and agrees that Dawson’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by Dawson to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Dawson placing the Securities.

SECTION 1. Appointment of Dawson as Exclusive Placement Agent.

On the basis of the representations, warranties, covenants and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Company hereby appoints the Placement Agent as its exclusive placement agent in connection with the Offering. The Offering documents shall consist of a Securities Purchase Agreement, form of Warrant and form of Registration Rights Agreement, and all exhibits attached thereto (collectively, the foregoing are referred to as the “Subscription Documents”). Pursuant to this appointment, the Placement Agent will solicit offers for the purchase of or attempt to place all or part of the Securities of the Company in the proposed Offering. Until the final closing or earlier upon termination of this Agreement pursuant to Section 5 hereof, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Securities other than through the Placement Agent. The Company acknowledges that the Placement Agent will act as an agent of the Company and use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Subscription Documents (as defined below). The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Securities has been solicited by the Placement Agent, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, the Placement Agent shall act solely as an agent of the Company. The Services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

The Placement Agent will solicit offers for the purchase of the Securities in the Offering at such times and in such amounts as the Placement Agent deems advisable. The Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The Company and Placement Agent shall negotiate the timing and terms of the Offering and acknowledge that the Offering and the provision of Placement Agent services related to the Offering are subject to market conditions and the receipt of all required related clearances and approvals.

SECTION 2. Fees; Expenses; Other Arrangements.

A.	Placement Agent’s Fee. As compensation for services rendered, the Company shall pay to the Placement Agent in cash by wire transfer in immediately available funds to an account or accounts designated by the Placement Agent an amount (the “Placement Fee”) equal to seven percent (7.0%) of the aggregate gross proceeds received by the Company from the sale of the Securities, at the closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”), and four percent (4.0%) on all proceeds from the cash exercise of the Warrants.

B.	Offering Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (a) all actual fees, expenses and disbursements relating to the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate it being agreed that such fees and expenses of such counsel for such “blue sky” work will be $15,000; (b) the costs of all mailing and printing of the Subscription Documents and all amendments, supplements and exhibits thereto as the Placement Agent may reasonably deem necessary; (c) the costs of preparing, printing and delivering certificates representing the Securities; (d) fees and expenses of the transfer agent for the Securities; (e) the fees and expenses of the Company’s accountants; (f) the fees and expenses of the Company’s legal counsel and other agents and representatives; (g) the legal and diligence fees and expenses of the Placement Agent not to exceed $50,000.00.

SECTION 3. Purchase Price.

The purchase price for each Unit shall be $50,000 (the “Purchase Price”). If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted and who has tendered payment, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company under this Agreement.

SECTION 4. Delivery and Payment; Closing.

Settlement of the Securities purchased by an Investor shall be made as set forth in the Securities Purchase Agreement. On the Closing Date, the Securities shall be delivered through such means as the parties to the Securities Purchase Agreement may hereafter agree. The Securities shall be registered in such name or names and in such authorized denominations as set forth in the Securities Purchase Agreement. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

SECTION 5. Term and Termination of Agreement.

The term of this Agreement will commence upon the execution of this Agreement and will terminate on the earlier of (i) the Closing Date and (ii) the 30th day after the date hereof. Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company’s representations and warranties and the Company’s obligations to pay fees and reimburse expenses will survive any expiration or termination of this Agreement. If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 19 shall at all times be effective and shall survive such termination.

SECTION 6. Permitted Acts.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent, its officers, directors, employees, agents, associated persons and any individual or entity “controlling,” controlled by,” or “under common control” with the Placement Agent (as those terms are defined in Rule 405 under the Securities Act) to conduct its business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

SECTION 7. Representations, Warranties and Covenants of the Company.

As of the date and time of the execution of this Agreement and the Closing Date the Company (i) makes such representations and warranties to the Placement Agent as the Company makes to the Investors pursuant to the Securities Purchase Agreement, and (ii) further represents, warrants and covenants to the Placement Agent, that:

A.	Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

SECTION 8. Conditions to the Obligations of the Placement Agent.

The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A.	Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Placement Agent promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Investors.

B.	Company Counsel Matters. On the Closing Date, the Placement Agent shall have received the favorable opinion from Ellenoff Grossman & Schole LLP, outside counsel for the Company, dated the Closing Date and addressed to the Placement Agent, substantially in form and substance reasonably satisfactory to the Placement Agent.

C.	Officers Certificate. On the Closing Date, the Placement Agent shall have received a certificate of the chief financial officer of the Company, dated the Closing Date, to the effect that, (i) as of the Closing Date the representations and warranties of the Company contained herein and in the Securities Purchase Agreement were and are accurate in all material respects, and that the obligations to be performed by the Company hereunder have been fully performed in all material respects, and (ii) to the best of their knowledge, there has not been, subsequent to December 31, 2025, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse effect.

D.	Secretary Certificate. On the Closing Date, the Placement Agent shall have received from the Company a certificate of the corporate secretary of the Company, dated the Closing Date, certifying to the organizational documents of the Company, good standing in the jurisdiction of formation of the Company and board resolutions authorizing the Offering of the Securities.

E.	No Material Changes. Since June 30, 2025, other than as disclosed in the Company’s SEC reports, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

F.	Additional Documents. At the Closing Date, Placement Agent Counsel shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent and Placement Agent Counsel.

SECTION 9.  Indemnification and Contribution; Procedures.

A.	Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling such Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Subscription Documents; (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 9, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s information. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement. Each Indemnified Person is an intended third-party beneficiary with the same rights to enforce the indemnification that each Indemnified Person would have if he was a party to this Agreement.

B.	Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 9 or otherwise to such Indemnified Person, except to the extent (and only to the extent) that its ability to assume the defense is actually impaired by such failure or delay. The Company shall, if requested by the Placement Agent, assume the defense of any such action (including the employment of counsel and reasonably satisfactory to the Placement Agent). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel for the benefit of the Placement Agent and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the Placement Agent and all Indemnified persons who are parties to such action. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

C.	Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Subscription Documents or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Placement Agent’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Subscription Documents or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 9.B. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Subscription Documents, provided, that failure by the Company so to notify the Placement Agent shall not relieve the Placement Agent from any obligation or liability which the Placement Agent may have on account of this Section 9.C. or otherwise to the Company, except to the extent the Placement Agent is materially prejudiced as a proximate result of such failure.

D.	Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to any indemnified person, then each indemnifying party shall contribute to the Liabilities and Expenses paid or payable by such indemnified person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Placement Agent pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (D). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

E.	Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

F.	Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 9 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 9, and has the right to enforce the provisions of Section 9 as if he/she/it was a party to this Agreement.

SECTION 10. Limitation of Dawson’s Liability to the Company.

Dawson and the Company further agree that neither Dawson nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract or tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Dawson and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Dawson.

SECTION 11. Limitation of Engagement to the Company.

The Company acknowledges that Dawson has been retained only by the Company, that Dawson is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Dawson is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Dawson or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by Dawson, no one other than the Company is authorized to rely upon any statement or conduct of Dawson in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Dawson to the Company in connection with Dawson’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Dawson shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Dawson. If any purchase agreement and/or related transaction documents are entered into between the Company and the investors in the Offering, Dawson will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in any such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to Dawson by the Company.

SECTION 12. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

SECTION 13. Confidentiality.

In the event of the consummation or public announcement of any Offering, Dawson shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. Dawson agrees not to use any confidential information concerning the Company provided to Dawson by the Company for any purposes other than those contemplated under this Agreement.

SECTION 14. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

SECTION 15. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

SECTION 16. Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

SECTION 17. Use of Information.

The Company will furnish Dawson such written information as Dawson reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Dawson will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that Dawson does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Dawson in connection with the provision of its services.

SECTION 18. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as Placement Agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the Purchase Price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Investors and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company and that the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the Offering.

SECTION 19. Survival of Indemnities, Representations, Warranties, Etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 5, the payment, reimbursement, indemnity, contribution and advancement agreements contained in Sections 2, 9, 10, and 11, respectively, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any person who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of any Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities.

SECTION 20. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in Palm Beach, Florida. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in Palm Beach, Florida. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in Palm Beach, Florida.

SECTION 21. Notices.

All communications hereunder shall be in writing and shall be mailed or hand delivered and confirmed to the parties hereto as follows:

If to the Company:

Nukkleus Inc.

525 Washington Boulevard

Jersey City, NJ 07310

Attention: Chief Executive Officer

If to the Placement Agent:

Dawson James Securities, Inc.

101 North Federal Highway, Suite 600

Boca Raton, FL 33432

Attention: Chief Executive Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 22. Miscellaneous.

This Agreement shall not be modified or amended except in writing signed by Dawson and the Company. This Agreement shall be binding upon and inure to the benefit of both Dawson and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Dawson and the Company, and supersedes any prior agreements, with respect to the subject matter hereof; provided that notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and Placement Agent dated as of August 28, 2025 (the “Engagement Letter”) shall remain in full force and effect. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

SECTION 23. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

SECTION 24. Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Dawson and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date executed.

Very truly yours,

NUKKLEUS INC.

By:
Name:
Title:

Accepted and Agreed to as of

the date first written above:

DAWSON JAMES SECURITIES, INC.

By:
Name:
Title:

EXHIBIT A

Lock-Up Agreement